Blue Bird Corporation Announces Filing of Form S-3 Shelf Registration Statement

FORT VALLEY, Ga. (November 16, 2021) — Blue Bird Corporation (NASDAQ: BLBD) announced today that it has filed a "universal shelf" registration statement on Form S-3 with the Securities and Exchange Commission (SEC) for the registration of shares of the Company’s Class A common stock, debt securities, preferred stock and/or warrants.

When declared effective by the SEC, the shelf registration statement will allow the Company to raise capital, up to an aggregate of $200.0 million. The specifics of any future offering, along with the prices and terms of any such securities and the use of proceeds of a particular offering, will be determined at the time of any such offering and will be described in a prospectus supplement filed in connection with such offering. Once declared effective by the SEC, the shelf registration statement will be in effect for three years, or such shorter period that the securities registered under the shelf registration statement have been issued or sold.

“Today’s shelf registration was filed in the ordinary course of business,” said Razvan Radulescu, Blue Bird’s Chief Financial Officer. “We believe it is both a prudent and fiscally responsible corporate governance practice to have an active shelf registration that provides us with continued flexibility in our capital management, and, especially in light of the tremendous growth opportunities provided by the recent Bipartisan Infrastructure Deal legislation, the company needs be able to react swiftly to the rapidly evolving electric-vehicle space.”

The registration statement on Form S-3 has been filed with the SEC but is not yet effective. Securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.
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About Blue Bird Corporation: Blue Bird (NASDAQ: BLBD) is the leading independent designer and manufacturer of school buses, with more than 550,000 buses sold since its formation in 1927 and approximately 180,000 buses in operation today. Blue Bird’s longevity and reputation in the school bus industry have made it an iconic American brand. Blue Bird distinguishes itself from its principal competitors by its singular focus on the design, engineering, manufacture and sale of school buses and related parts. As the only manufacturer of chassis and body production specifically designed for school bus applications, Blue Bird is recognized as an industry leader for school bus innovation, safety, product quality/reliability/durability, operating costs and drivability. Blue Bird has a rich history of binging new technology to the school bus space and is the undisputed leader in alternative-power school buses, having more than 20,000 low and zero emission buses on the road. Blue Bird manufactures school buses at two facilities in Fort Valley, Georgia. Its Micro Bird joint venture operates a manufacturing facility in Drummondville, Quebec, Canada. Service and after-market parts are distributed from Blue Bird’s parts distribution center located in Delaware, Ohio. For more information on Blue Bird’s complete line of buses, visit www.blue-bird.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. Specifically, forward-looking statements include statements in this press release regarding guidance, seasonality, product mix and gross profits and may include statements relating to:

•Inherent limitations of internal controls impacting financial statements
•Growth opportunities
•Future profitability
•Ability to expand market share
•Customer demand for certain products
•Economic conditions (including tariffs) that could affect fuel costs, commodity costs, industry size and financial conditions of our dealers and suppliers
•Labor or other constraints on the Company’s ability to maintain a competitive cost structure
•Volatility in the tax base and other funding sources that support the purchase of buses by our end customers
•Lower or higher than anticipated market acceptance for our products
•Other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions

These forward-looking statements are based on information available as of the date of this press release, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The factors described above, as well as risk factors described in reports filed with the SEC by us (available at www.sec.gov), could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements.

For More Information:
Mark Benfield | Blue Bird Corporation
478-822-2315 | Mark.Benfield@blue-bird.com

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